Filed Pursuant to Rule 424(b)(2)
Registration No. 333-197516

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.875% Senior Notes due 2021	$93,044,000	100%	$93,044,000	$10,783.80

(1)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated July 18, 2014)

NAVIENT CORPORATION

$93,044,000 5.875% Senior Notes due 2021

We are offering directly to several, non-affiliated investors an additional $93,044,000 principal amount of our 5.875% Senior Notes due March 25, 2021. The terms of the notes, other than their issue date and public offering price, will be identical to the terms of the $500,000,000 principal amount of 5.875% Senior Notes due March 25, 2021 offered and sold pursuant to our prospectus supplement dated March 25, 2015 and the accompanying prospectus. The notes offered by this prospectus supplement and the accompanying prospectus will have the same CUSIP number as the other notes of the same series and will trade interchangeably with notes of the same series immediately upon settlement. Upon consummation of this offering, the aggregate principal amount outstanding of our 5.875% Senior Notes due March 25, 2021, including the notes offered hereby, will be $593,044,000.

The notes will mature on March 25, 2021. We will pay interest on the notes on March 25 and September 25 of each year. We may redeem the notes at our option and at any time, either as a whole or in part, at the redemption price described in this prospectus supplement.

The notes will be our senior unsecured debt and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, “Risk Factors” beginning on page 3 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission (“SEC”).

	Per Note	Total
Public offering price(1)	100%	$93,044,000

(1)	Plus accrued interest, if any, from September 25, 2016.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Obligations of Navient Corporation and any subsidiary of Navient Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Navient Corporation nor any subsidiary of Navient Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.

The notes will be delivered to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream and Euroclear, on or about March 17, 2017.

The date of this prospectus supplement is March 14, 2017.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer, issue and sell any combination of debt securities, common stock, preferred stock, warrants or units. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” on page S-12 of this prospectus supplement before investing in the notes.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed in “Risk Factors” below and in the incorporated documents. References herein to a fiscal year mean the fiscal year ended December 31, 2016.

Throughout the remainder of this prospectus supplement, except as otherwise indicated, references to “we,” “us,” “our,” “Navient,” “Navient Corporation,” and the “Company” refer collectively to Navient Corporation and its consolidated subsidiaries.

Our Company

We are a Fortune 500 company that provides asset management and business processing services to education, health care and government clients at the federal, state and local levels. We help our clients and millions of Americans achieve financial success through our services and support. Headquartered in Wilmington, Delaware, we employ team members in Western New York, Northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia and other locations.

We hold the largest portfolio of education loans insured or federally guaranteed under the Federal Family Education Loan Program. We also hold the largest portfolio of private education loans. We service our own portfolio of education loans, as well as education loans owned by the United States Department of Education (“ED”), financial institutions and nonprofit education lenders. We are one of the largest servicers to ED under its Direct Student Loan Program. Our data-driven insight, service and innovation support customers on the path to successful education loan repayment.

We also provide business processing services to education-related clients, such as guaranty agencies and colleges and universities.

Finally, we leverage our scale and expertise to provide additional business processing services to a variety of other clients, including federal agencies, state and local governments, regional authorities, courts, hospitals, health care systems and other health care providers, financial service providers and municipalities.

For all our clients, we aim to improve their financial performance, optimize their operations and maintain compassionate, compliant service for their customers and constituents.

Company Information

Our principal executive offices are located at 123 Justison Street, Suite 300, Wilmington, Delaware 19801. Our telephone number is (302) 283-8000. Our website address is www.navient.com. Information on, or accessible through, our website does not constitute part of this prospectus supplement or the accompanying prospectus.

For a further discussion of our business, we urge you to read the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2016. See “Where You Can Find More Information.”

THE OFFERING

Issuer	Navient Corporation.

Securities Offered	$93,044,000 aggregate principal amount of 5.875% Senior Notes due 2021.

We will issue the notes under a base indenture, dated as of July 18, 2014, between us and The Bank of New York Mellon, as trustee, as supplemented by a supplemental indenture to be entered into between us and the trustee.

Maturity Date	The notes will mature on March 25, 2021.

Interest Rate	5.875% per year.

Interest Payment Dates	March 25 and September 25 of each year, commencing March 25, 2017.

Optional Redemption	We may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present value of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Ranking	The notes will be our senior unsecured debt and will rank equally with all of our existing and future unsecured and unsubordinated debt. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing that debt and to all the debt and other liabilities of our subsidiaries.

As of December 31, 2016, (i) we had an approximately $13.7 billion aggregate principal amount of unsecured senior indebtedness outstanding with which the notes will rank pari passu and (ii) our subsidiaries had no unsecured senior indebtedness outstanding.

Further Issues	At any time and from time to time, without notice to or consent of the holders, we may also issue additional debt securities of the same tenor, coupon and other terms of the notes (except for the issue date and public offering price), so that such debt securities and the notes offered hereby together form a single series.

Certain Covenants	The indenture governing the notes will contain covenants that limit our ability to consolidate, merge or transfer all or substantially all of our assets. These covenants are subject to important exceptions and qualifications. We urge you to read the indenture and the notes because they, not this description, define your rights as holders of the notes.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting estimated offering expenses of approximately $100,000, will be approximately $92.9 million. We intend to use the net proceeds from this offering for debt repurchases, and the remainder, if any, for general corporate purposes.

Certain United States Federal Income Tax Consequences	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain United States Federal Income Tax Consequences.”

Governing Law	The notes and the indenture will be governed by the laws of the state of New York.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon.

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors.”

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase the notes. In addition, you should carefully consider, among other things, the matters discussed under (i) “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, (ii) “Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2016 and (iii) in other documents that we file from time to time with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” in the accompanying prospectus.

Risks Related to This Offering

Our debt is structurally subordinated to the debt and other liabilities of our subsidiaries.

The notes are obligations exclusively of Navient Corporation. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our debt is “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The indenture that governs the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including secured indebtedness, to pay dividends or make distributions on, or redeem or repurchase our equity securities, or to engage in highly leveraged transactions that would increase the level of our indebtedness.

We depend upon our subsidiaries to service our debt.

Our cash flow and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities. They have no obligation to pay any amounts due under the notes or to provide us with funds for our payment obligations. Payment to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and other business considerations.

Our substantial indebtedness could adversely affect our financial condition.

We will have a substantial amount of indebtedness, which could limit our ability to obtain additional financing for working capital, capital expenditures, stock repurchases, acquisitions, debt service requirements or other purposes. It may also increase our vulnerability to adverse economic, market and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business operations or to our industry overall, and place us at a disadvantage in relation to our competitors that have lower debt levels. Any or all of the above events and/or factors could have an adverse effect on our results of operations and financial condition.

We may issue additional notes.

Under the terms of the indenture that governs the notes, we may from time to time without notice to, or the consent of, the holders of the applicable series of notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes (except for the issue date and public offering price).

Redemption may adversely affect your return on your notes.

The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. Our ability to redeem the notes before the maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem the notes.

An active trading market for the notes may not develop.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. As a result, an active trading market for the notes may not develop and any such market, if it were to develop, may not be liquid or sustainable for any period of time. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the then-current ratings assigned to the notes, the market for similar securities and our performance. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes, or changes in the financial and credit markets, could cause the liquidity or market value of the notes to decline significantly.

Any rating assigned to the notes by one or more rating agencies may not remain, may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our business, warrant a change to the rating assigned.

In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Any ratings downgrade of the notes or further disruptions in the financial and credit markets and future fluctuations in these markets and prevailing interest rates may have an adverse effect on the market value of the notes.

The provisions of the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The change of control provisions in the terms of the notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a takeover, reorganization, recapitalization, restructuring, merger or other similar transactions involving us. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the notes, or, even if they do, may not necessarily constitute a change of control triggering event under the terms of the notes that affords you the protections described in this prospectus supplement. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. Subject to certain exceptions in the change of control provisions, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, reorganization, recapitalization, restructuring, merger or similar transaction.

We may not be able to repurchase all of the notes upon a change of control, which would result in a default under each series of notes.

We will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the indenture.

Illiquid Market Conditions May Occur From Time To Time

From time to time, the secondary market for your notes may be adversely affected by periods of general market illiquidity or by events in the global financial markets in general or in the securitization market in particular. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Additionally, recent events in the global financial markets may cause a reduction of liquidity in the secondary market for your notes. Specifically, uncertainty surrounding the exit of the United Kingdom or any other country from the European Union or the abandonment by any country of the Euro would likely have a destabilizing effect on Eurozone countries and their economies and may have an adverse effect on the global economy as a whole.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated offering expenses of approximately $100,000, will be approximately $92.9 million. We intend to use the net proceeds from this offering for debt repurchases, and the remainder, if any, for general corporate purposes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the U.S. federal income tax consequences relating to an investment in the notes. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly on a retroactive basis). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular person or persons subject to special treatment under U.S. federal income tax laws (such as broker dealers, traders in securities that elect to use a mark-to-market method of accounting, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons who hold notes as part of a hedging, integrated, straddle, conversion or constructive sale transaction for U.S. federal income tax purposes, persons subject to the alternative minimum or Medicare tax on certain investment income, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, or persons that are, or hold their notes through, partnerships or other pass-through entities) all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any foreign, state or local tax consequences, or any U.S. federal tax consequences other than U.S. federal income tax consequences. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in this offering and that holds the notes as capital assets.

This summary is based on current U.S. federal income tax law, which is subject to change, possibly with retroactive effect.

EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN SUCH NOTES.

A “U.S. Holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes) that is not a U.S. Holder or a partnership. If a partnership holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences.

Pre-issuance Accrued Interest. A portion of the price paid for the notes will be allocable to interest that accrued prior to the date the note is purchased (the “pre-issuance accrued interest”). A portion of the interest received on the first interest payment date equal to the pre-issuance accrued interest should be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the note. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received but should reduce the holder’s adjusted tax basis in the note by a corresponding amount.

U.S. Holders

Interest. Interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Bond Premium. U.S. Holders will be considered to have purchased the notes at a premium equal to the excess of the purchase price over the sum of the principal amount and the pre-issuance accrued interest and may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If a U.S. Holder makes this election, the election generally will apply to all taxable debt instruments held during or after such U.S. Holder’s taxable year for which the election is made. In addition, a U.S. Holder may not revoke the election without the consent of the IRS. If a U.S. Holder elects to amortize the premium, such U.S. Holder will be required to reduce tax basis in the note by the amount of the premium amortized during such U.S. Holder’s holding period. If a U.S. Holder does not elect to amortize premium, the amount of premium will be included in the tax basis in the note and will decrease the gain or increase the loss otherwise recognized upon the disposition of the note. Therefore, if a U.S. Holder does not elect to amortize premium and holds the note to maturity, such U.S. Holder generally will be required to treat the premium as capital loss when the note matures.

Sale, Exchange, Redemption, Retirement, or Other Disposition. A U.S. holder will generally recognize taxable gain or loss upon the sale, exchange, redemption, retirement, or other disposition of the notes in an amount equal to the difference between the amount realized upon the disposition (other than any amount attributable to accrued interest, which, if not previously included in income, will be taxable as ordinary income) and the U.S. holder’s adjusted tax basis in the notes. A U.S. holder’s adjusted tax basis in a note generally will be equal to the purchase price of such note decreased by any pre-issuance accrued interest received, any amortized bond premium, and any payments received on the note other than stated interest. Any gain or loss recognized on a disposition of notes will be capital gain or loss, and will be long-term capital gain or loss if the notes have been held for more than one year. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. Deductions in respect of capital losses are subject to limitations.

Non-U.S. Holders

Interest. A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business and (2) the Non-U.S. Holder satisfies the following requirements:

(i)	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(ii)	the Non-U.S. Holder is not a controlled foreign corporation related to us (directly or indirectly) through stock ownership;

(iii)	the Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code;

(iv)

either (A) the Non-U.S. Holder certifies to its non-U.S. status on IRS Form W-8BEN or W-8BEN-E (or a substantially similar form), as applicable, or (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, that such certification has been received by it and furnishes us or our paying agent with a copy of the IRS Form W-8IMY together with the W-8BEN or W-8BEN-E of the beneficial owner, together with a withholding statement, if applicable; and

(v)	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (as discussed below), interest on the notes generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met).

Sale, Exchange, Retirement or Other Disposition of a Note. Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note, unless in the case where (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

United States Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the receipt or accrual of such interest or the recognition of gain, the sale or other taxable disposition of the note on a net basis in the same manner as if such holder were a U.S. Holder. If such interest or gain is recognized by a Non-U.S. Holder that is classified as a corporation, such corporation may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Navient Corporation. Our common shares are listed and traded on the NASDAQ. You may also inspect the information we file with the SEC at the NASDAQ’s offices at One Liberty Plaza, 165 Broadway, New York, New York 10006. Information about us, including our SEC filings, is also available at our internet site at http://www.navient.com. However, the information on our internet site is not part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus. If any statement in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the completion of the offering of all securities covered by this prospectus supplement (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 18, 2017 (as amended on January 19, 2017) (Item 8.01 only), February 21, 2017 (Item 5.02 only) and March 7, 2017; and

•	our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2016 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015).

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus. You should direct requests for documents to:

Navient Corporation

123 Justison Street, Suite 300

Wilmington, Delaware 19801

Attention: Corporate Secretary

Telephone: (302) 283-8000

Prospectus

NAVIENT CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock, preferred stock or units of two or more of these types of securities, and units. We refer to our debt securities, common stock, preferred stock, warrants and units collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on NASDAQ under the symbol “NAVI.”

Investing in securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 3 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 18, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may, from time to time, sell an indeterminate amount of any combination of common stock, debt securities, preferred stock, warrants or units described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Where You Can Find More Information.”

We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into this prospectus include forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including, among others, the following: increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings or the credit ratings of the United States of America; failures of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; increased competition; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; changes in general economic conditions; and changes in the demand for debt management services.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our registration statement on Amendment No. 4 to Form 10 (Commission File No. 001-36228), filed with the SEC on April 10, 2014 (the “Form 10”), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and subsequent reports and registration statements filed from time to time with the SEC.

ABOUT NAVIENT CORPORATION

Navient Corporation, which we refer to throughout this prospectus as “we,” “us” or “Navient,” holds the largest portfolio of education loans insured or guaranteed under the Federal Family Education Loan Program (“FFELP”), as well as the largest portfolio of private education loans, in the United States. Navient was originally incorporated in Delaware on November 7, 2013 as New Corporation, a wholly owned subsidiary of SLM Corporation.

Navient was formed to hold, directly or indirectly, the assets and liabilities associated with SLM Corporation’s education loan management business, which consists primarily of portfolios of FFELP and private education loans, as well as servicing and collection activities on these and other student loans.

On April 30, 2014, SLM Corporation stockholders received one share of Navient common stock for each share of SLM Corporation common stock held by them on April 22, 2014. The distribution of Navient was preceded by an internal corporate reorganization, as a result of which SLM Corporation was replaced by a new publicly traded parent company which changed its name to SLM Corporation immediately following the reorganization.

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and our telephone number at that location is (302) 283-8000.

RISK FACTORS

Before you decide to invest in shares of our common stock, you should carefully consider the specific risks set forth under the caption “Risk Factors” included in the Information Statement filed with the SEC as part of our Form 10, and under the caption “Risk Factors” in any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q incorporated by reference in this prospectus and in any prospectus supplement for your securities. For more information, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2013 and the three month periods ended March 31, 2014 and March 31, 2013, respectively.

	Years Ended					Three Months Ended Mar 31,
	2009	2010	2011	2012	2013	2013	2014
Ratio of earnings to fixed charges(1)	1.26	1.54	1.38	1.56	1.94	1.97	1.67
Ratio of earnings to fixed charges and preferred stock dividends(1)	1.19	1.46	1.37	1.54	1.92	1.95	1.65

(1)	For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

•	warrants or other rights relating to foreign currency exchange rates; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under an indenture to be entered into between us and The Bank of New York Mellon, as trustee. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any additions to or changes in the covenants that apply to such debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular or series of debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, our authorized capital stock is 1,125,000,000 shares of common stock, $0.01 par value, and 20,000,000 shares of preferred stock, $0.20 par value.

As of June 30, 2014, 419,438,459 shares of our common stock were outstanding and no preferred stock was outstanding.

Common Stock

Our common stock is described in our Information Statement, filed as Exhibit 99.1 to our Form 10. This Information Statement is incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 10, as amended, that will not apply to that common stock.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.

The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without shareholder approval.

Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•	in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•	in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.

EXPERTS

The consolidated financial statements of SLM Corporation and subsidiaries as of December 31, 2013 and 2012, and for the years then ended, and the adjustments to the 2011 consolidated financial statements to reflect discontinued operations, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2011 before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 16, (not separately included or incorporated by reference in this Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively reflect the discontinued operations described in Note 16 have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2011 have been so included in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 16, and (ii) KPMG LLP solely with respect to the adjustments to those financial statements to retrospectively reflect the discontinued operations described in Note 16, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NASDAQ, 165 Broadway, New York, New York 10006.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:

•	our registration statement on our Form 10, including, without limitation, the description of capital stock contained in the registration statement;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014; and

•	our current reports on Form 8-K filed with the SEC on April 16, 2014, April 17, 2014, May 2, 2014, May 9, 2014, May 14, 2014, May 16, 2014 and July 16, 2014.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Navient Corporation

300 Continental Drive

Newark, Delaware 19713

Attention: Corporate Secretary

Telephone: (302) 283-8000

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

NAVIENT CORPORATION

$93,044,000 5.875% Senior Notes due 2021

PROSPECTUS SUPPLEMENT

March 14, 2017